Exhibit 4.17

HSBC HOLDINGS PLC,

as Issuer

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee

HSBC BANK USA, NATIONAL ASSOCIATION,

as Paying Agent and Registrar

FOURTEENTH SUPPLEMENTAL INDENTURE

Dated as of       ,

To the Contingent Capital Securities Indenture, dated as of August 1, 2014,

among the Issuer, the Trustee and the Paying Agent and Registrar

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.	Definitions	1

SECTION 1.02.	Effect of Headings	1

SECTION 1.03.	Separability Clause	1

SECTION 1.04.	Benefits of Instrument	2

SECTION 1.05.	Relation to Base Indenture	2

SECTION 1.06.	Construction and Interpretation	2

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE APPLICABLE TO ALL SERIES OF SECURITIES ISSUED ON OR AFTER THE DATE OF THIS SUPPLEMENTAL INDENTURE

SECTION 2.01.	Definitions; Governing Law	2

SECTION 2.02.	Execution, Authentication, Delivery and Dating	4

SECTION 2.03.	Additional Amounts	4

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01.	Effectiveness	6

SECTION 3.02.	Ratification and Integral Part	7

SECTION 3.03.	Priority	7

SECTION 3.04.	Successors and Assigns	7

SECTION 3.05.	Counterparts	7

SECTION 3.06.	Governing Law	7

SECTION 3.07.	Entire Agreement	7

ii

FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of     ,     (this “Supplemental Indenture”) among HSBC HOLDINGS PLC, a public limited company duly organized and existing under the laws of England and Wales (the “Company”), having its principal office at 8 Canada Square, London E14 5HQ, England, THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as trustee (the “Trustee”), having its principal corporate trust office located at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom, and HSBC BANK USA, NATIONAL ASSOCIATION, as Paying Agent and Registrar (the “Agent”), having its principal office at 452 Fifth Avenue, New York, New York 10018, to the CONTINGENT CAPITAL SECURITIES INDENTURE, dated as of August 1, 2014 among the Company, the Trustee and the Paying Agent and Registrar as heretofore amended and supplemented (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, Section 9.01(d) of the Base Indenture permits supplements thereto without the consent of Holders of Contingent Capital Securities to add to, change or eliminate any of the provisions of the Base Indenture, provided that any such addition, change or elimination shall become effective only with respect to Contingent Capital Securities issued on or after the date hereof;

WHEREAS, the Company and the Trustee desire to change certain provisions of the Base Indenture with respect to any series of Contingent Capital Securities created subsequent to the execution of this Supplemental Indenture;

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Supplemental Indenture;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Trustee and the Agent mutually agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions.

Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used in this Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture.

SECTION 1.02. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03. Separability Clause.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04. Benefits of Instrument.

Except as otherwise provided herein, nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.05. Relation to Base Indenture.

This Supplemental Indenture constitutes an integral part of the Base Indenture. The provisions set forth in Article II of this Supplemental Indenture apply to all series of Contingent Capital Securities authenticated, delivered and issued on or after the date of this Supplemental Indenture.

SECTION 1.06. Construction and Interpretation.

Unless the context expressly otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Supplemental Indenture, refer to this Supplemental Indenture as a whole and not to any particular provision of this Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) references herein to a specific Section or Article refer to Sections or Articles of this Supplemental Indenture, unless otherwise specified;

(d) wherever the words “include,” “includes” or “including” are used in this Supplemental Indenture, they shall be deemed to be followed by the words “without limitation”;

(e) references to a Person are also to its successors and permitted assigns; and

(f) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE APPLICABLE TO ALL SERIES OF SECURITIES ISSUED ON OR AFTER THE DATE OF THIS SUPPLEMENTAL INDENTURE

SECTION 2.01. Definitions; Governing Law.

(a) Article One of the Base Indenture is hereby amended by adding the following definitions to Section 1.01, which shall read as follows:

“Banking Act” means the United Kingdom Banking Act 2009, as amended;

“Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are applicable to the Company at any time (on a solo or consolidated basis and including any implementation thereof or supplement thereto by the PRA from time to time) as then in effect in the United Kingdom, and which lay down the requirements to be fulfilled by financial instruments for inclusion in our regulatory capital (on a solo or consolidated basis) including as may be required by (i) UK CRR and/or (ii) the Relevant Rules and all other United Kingdom law which implemented CRD, including (for the avoidance of doubt) any delegated acts and implementing acts made by the European Commission (such as regulatory technical standards and implementing technical standards) (in each case as they form part of United Kingdom domestic law by virtue of the EUWA or as implemented in United Kingdom law, as appropriate), in each case as amended, supplemented or replaced from time to time;

“CRD” means Directive 2013/36/EU on access to credit institutions and the prudential supervision of credit institutions and investment firms, as amended or supplemented before IP Completion Day (including, without limitation, by Directive (EU) 2019/878);

“EUWA” means the European Union (Withdrawal) Act 2018, as amended;

“FATCA” means (i) sections 1471 to 1474 of the Code or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (i); or (iii) any agreement pursuant to the implementation of clauses (i) or (ii) with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction;

“FATCA Withholding Tax” has the meaning specified in Section 10.04(c);

“IP Completion Day” means 11:00 p.m. on December 31, 2020;

“Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing, as may be required by the Capital Instruments Regulations or the Banking Act and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator applicable to us from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company), in each case as amended, supplemented or replaced from time to time; and

“UK CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as amended or supplemented, as it forms part of domestic law in the United Kingdom by virtue of the EUWA.

(b) Article One of the Base Indenture is hereby further amended by amending and restating Section 1.12 in its entirety, which shall read as follows:

Section 1.12. Governing Law. THIS INDENTURE AND THE CONTINGENT CAPITAL SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR THE WAIVER OF SET-OFF PROVISIONS SET FORTH IN SECTION 5.03(C) HEREOF, ANY SUBORDINATION PROVISIONS APPLICABLE TO THE CONTINGENT CAPITAL SECURITIES OF A SERIES PURSUANT TO SECTION 3.01 HEREOF AND THE AUTHORIZATION AND EXECUTION BY THE COMPANY OF THIS INDENTURE AND THE CONTINGENT CAPITAL SECURITIES, WHICH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF ENGLAND AND WALES (IN ADDITION TO THE LAWS OF THE STATE OF NEW YORK RELEVANT TO EXECUTION).

SECTION 2.02. Execution, Authentication, Delivery and Dating.

Article Three of the Base Indenture is hereby amended by adding inserting a further paragraph at the end of Section 3.03, which shall read as follows:

The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Indenture, the Contingent Capital Securities or in any other certificate, agreement or document related to this Indenture or the offering and sale of the Contingent Capital Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Each party agrees that this Indenture, the Contingent Capital Securities and any other documents to be delivered in connection herewith may be electronically or digitally signed using DocuSign (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and that any such electronic or digital signatures appearing on this Indenture, the Contingent Capital Securities or such other documents are the same as manual signatures for the purposes of validity, enforceability and admissibility. The Company agrees to assume all risks arising out of the use of electronic or digital signatures and electronic methods to submit any communications to Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 2.03. Additional Amounts.

Article Ten of the Base Indenture is hereby amended by amending and restating Section 10.04 in its entirety, which shall read as follows:

Section 10.04. Additional Amounts.

(a) Unless otherwise specified as contemplated by Section 3.01, all payments made under or with respect to the Contingent Capital Securities shall be paid by the Company, without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, the Company shall pay such additional amounts (“Additional Amounts”) in respect of any payments of interest only (and not principal) on such Contingent Capital Securities as may be necessary so that the net amounts (including Additional Amounts) paid to the Holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the Holders would have been entitled to receive in respect of such Contingent Capital Securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

(i) would not be payable or due but for the fact that the Holder or the beneficial owner of the Contingent Capital Security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a Contingent Capital Security, or the collection of interest payments on, or the enforcement of, any Contingent Capital Security;

(ii) would not be payable or due but for the fact that the certificate representing the relevant Contingent Capital Securities (x) is presented for payment in the Taxing Jurisdiction or (y) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30 day period;

(iii) would not have been imposed if presentation for payment of the certificate representing the relevant Contingent Capital Securities had been made to a paying agent other than the paying agent to which the presentation was made;

(iv) is imposed in respect of a Holder that is not the sole beneficial owner of the interest, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(v) is imposed because of the failure to comply by the Holder or the beneficial owner of any payment on such Contingent Capital Securities with a request from the Company addressed to the Holder or the beneficial owner, including a written request from the Company related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the Holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

(vi) is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

(vii) is imposed in respect of any combination of the above items.

Whenever in this Indenture there is mentioned, in any context, the payment of interest, if any, on, or in respect of, any Contingent Capital Security of any series or the net proceeds received on the sale or exchange of any Contingent Capital Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provision thereof where such express mention is not made.

(b) To the extent any Additional Amounts are payable on the Contingent Capital Securities of a particular series, the Company shall inform the Paying Agent pursuant to a written notice of the Additional Amount that shall be payable for each $1,000 denomination (or other minimum denomination as may be specified pursuant to Section 3.01) of the Contingent Capital Securities of such series. Upon receipt of such written notice by the Company regarding a Holder’s eligibility for payment and the amount to be paid, the Paying Agent shall make such payment. For the avoidance of doubt, the Paying Agent shall have no liability whatsoever to pay any Additional Amounts or to determine whether Additional Amounts are due.

(c) Any payments by the Company in respect of any Contingent Capital Security will be made subject to any withholding or deduction required pursuant to FATCA (a “FATCA Withholding Tax”), and the Company shall not be required to pay Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

(d) With respect to any series of Contingent Capital Securities, any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under any Contingent Capital Security of such series and this Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under any Contingent Capital Security of such series and this Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this Section 10.04(d) shall be treated as paid to the Holder of a Contingent Capital Security, and the Company shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this Section 10.04 explicitly provide otherwise.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01. Effectiveness. This Supplemental Indenture shall become effective upon its execution and delivery.

Except as hereby amended, the Base Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof (including any prior amendments thereto) shall be and remain in full force and effect. This Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 3.02. Ratification and Integral Part. The Base Indenture as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03. Priority. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 3.04. Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 3.05. Counterparts. This Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.06. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.07. Entire Agreement. This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Base Indenture set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

HSBC HOLDINGS PLC,
AS ISSUER

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH,
AS TRUSTEE

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION,
AS PAYING AGENT AND REGISTRAR

By:
Name:
Title:

[Signature Page to HSBC Holdings plc’s Fourteenth Supplemental Indenture to the Contingent Capital Securities Indenture]